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                                                                    EXHIBIT 23.4

                      [HUDDLESTON & CO., INC. LETTERHEAD]


                       CONSENT OF HUDDLESTON & CO., INC.

We consent to the incorporation by reference in this Amendment No. 5 to the Registration Statement of El Paso Corporation on Form S-4 (File No. 333-96621) of the reference to us appearing on page 9 in the Annual Report on Form 10-K of El Paso Corporation for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                               HUDDLESTON & CO., INC.

                                               /s/ PETER D. HUDDLESTON
                                               -------------------------
                                               Peter D. Huddleston, P.E.
                                               President

Houston, Texas
July 11, 2003